UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island		02861
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (401) 431-8697

______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

On April 27, 2018 Hasbro, Inc. (“Hasbro”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Saban Properties LLC (“Saban Properties”).  The closing of the transactions contemplated by the Purchase Agreement was subject to the fulfillment of certain customary conditions which have been satisfied, and the parties closed the transactions contemplated by the Purchase Agreement on June 12, 2018.

Pursuant to the Purchase Agreement Hasbro purchased from Saban Properties all of the equity interests in the following Delaware limited liability companies: (a) SCG Power Rangers LLC, (b) SCG Characters LLC, (c) SCG Luna Petunia LLC, (d) Saban Brands Voyagers LLC and (e) Treehouse Detectives LLC (collectively the “SP Entities”).  Through the acquisition of the SP Entities, Hasbro now owns all of the rights and interests in the Power Rangers, Julius Jr., Luna Petunia, My Pet Monster, Popples and Treehouse Detectives properties, and related intellectual property, as well as in certain other properties, that were previously owned by Saban Properties, or any of their affiliates.

The purchase price for the interests covered by the Purchase Agreement was an aggregate of $522 million, subject to a preliminary working capital adjustment, which was computed to be an additional $1.48 million to Saban Properties.  Hasbro previously paid Saban Brands LLC, an affiliate of Saban Properties, $22.25 million pursuant to the Power Rangers master toy license announced by Saban Brands and Hasbro in February 2018, that was scheduled to begin in April 2019. Pursuant to the purchase agreement Hasbro paid an additional $231.23 million in cash and $270 million of Hasbro common stock, par value $.50 per share.  The cash purchase price was paid as follows (i) $131.23 million was paid upon closing, (ii) $25 million was placed into escrow upon closing to support customary indemnification obligations of Saban Properties, with one-half of the escrow amount to be released on January 3, 2019, and the remaining half to be released on the one-year anniversary of the closing date, less any claim amounts deducted from the escrow prior to those dates, and (iii) $75 million will be paid on January 3, 2019.

Hasbro issued 3,074,190 shares of common stock, par value $.50 per share (the “Shares”), to Saban Properties on the closing.  The number of Shares was computed by dividing $270 million by the volume weighted average price of the shares over the twenty consecutive trading days ending with the trading day immediately preceding the closing date (June 11, 2018).  Saban Properties is an accredited investor within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and issuance of the Shares to Saban Properties was made without registration in reliance on a private placement exemption. Upon the closing Hasbro and Saban Properties entered into a Registration Rights Agreement granting Saban Properties the right to have the Shares registered for resale under the Securities Act.  Hasbro has filed a Post-effective amendment to its Registration Statement on Form S-3 (File No. 333-220331) to register the Shares.

Upon the closing Hasbro and Saban Brands LLC, an affiliate of Saban Properties, entered into a Transitional Services Agreement and a Consulting Agreement, pursuant to which Saban Brands will provide certain transitional services and consulting services to Hasbro.  Mr. Haim Saban will be involved in providing the consulting services.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits

99.1      Hasbro, Inc. Press Release, dated June 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: June 13, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Hasbro, Inc. Press Release, dated June 12, 2018.